Exhibit 10.10

VIACOM INC.
SENIOR EXECUTIVE
SHORT-TERM INCENTIVE PLAN

ARTICLE I
GENERAL

Section 1.1    Purpose.

        The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by granting annual performance-based awards ("Awards") to reward selected senior executive officers of the Company and its subsidiaries and divisions for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future.

Section 1.2    Definitions.

        As used in the Plan, the following terms shall have the following meanings:

        (a)    "Award" shall have the meaning set forth in Section 1.1.

        (b)    "Board" shall mean the Board of Directors of the Company.

        (c)    "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.001 per share, of the Company.

        (d)    "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder from time to time.

        (e)    "Committee" shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan. The Committee shall consist of at least two (2) individuals, each of whom shall be an "outside director" (or any successor standard thereto) within the meaning of Section 162(m) of the Code; provided, however, that if any such Committee member is found not to have met the qualification requirements of Section 162(m), any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

        (f)    "Company" shall have the meaning set forth in Section 1.1.

        (g)    "Earnings Per Share" shall have the meaning provided by GAAP.

        (h)    "EBITDA" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations.

        (i)    "Effective Date" shall have the meaning set forth in Section 4.11.

        (j)    "Equity Plan" means the Viacom Inc. 2006 Long-Term Management Incentive Plan and any successor or similar plan of the Company.

        (k)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

        (l)    "Fair Market Value" of a share of Class B Common Stock on a given date shall be, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date on the New York

Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company.

        (m)    "Free Cash Flow" shall mean the Company's Operating Income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures.

        (n)    "GAAP" shall mean generally accepted accounting principles in the United States.

        (o)    "Net Earnings" shall have the meaning provided in GAAP.

        (p)    "Net Earnings from Continuing Operations" shall have the meaning provided in GAAP.

        (q)    "Net Revenue" shall have the meaning provided by GAAP.

        (r)    "OIBDA" shall mean the Company's Operating Income before depreciation and amortization.

        (s)    "OIBDA Without Inter-Company Eliminations" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations.

        (t)    "Operating Income" shall have the meaning provided by GAAP.

        (u)    "Participant" shall mean any employee who has met the eligibility requirements set forth in Section 1.4 hereof and whom the Committee designates a participant under the Plan.

        (v)    "Performance Goals" shall mean the performance goals set forth in Section 2.2 from which the Committee shall establish performance targets for a given Performance Period.

        (w)    "Performance Period" shall mean a period of time over which performance is measured as determined by the Committee in its sole discretion.

        (x)    "Plan" shall have the meaning set forth in Section 1.1.

        (y)    "Revenue" shall have the meaning provided by GAAP.

        (z)    "Salary" for any Performance Period shall mean the sum of (i) the annual base salary of the Participant as in effect on the first day of the applicable Performance Period and (ii) an amount equal to the annual rate of compensation as in effect on the first day of the applicable Performance Period that the Participant is required to defer (if any) for the applicable Performance Period pursuant to an employment agreement or similar arrangement with the Company.

        (aa)    "Section 162(m)" shall mean Section 162(m) of the Code.

        (bb)    "Section 409A" shall mean Section 409A of the Code.

        (cc)    "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

        (dd)    "Target Awards" means the target established by the Committee for each Performance Period based on a multiple (either a fraction or a whole number multiple) of the Participant's Salary or a specified dollar amount.

Section 1.3    Administration of the Plan.

        The Plan shall be administered by the Committee which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the

Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.4 below.

Section 1.4    Eligible Persons.

        Awards may be granted only to employees of the Company or one of its subsidiaries at the level of Senior Vice President or at a more senior level who are designated by the Committee as Participants for a given Performance Period.

ARTICLE II
AWARDS

Section 2.1    Awards.

        The Committee may grant Awards to eligible employees with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

Section 2.2    Terms of Awards.

        (a)    The Committee shall determine in its sole discretion whether any employee of the Company shall have the opportunity to earn incentive compensation under this Plan during any Performance Period. If the Committee decides to offer such opportunity to one or more employees of the Company, then within the time period permitted or required under Section 162(m) for amounts payable hereunder to be considered "qualified performance based compensation", the Committee shall (i) establish the Performance Period, (ii) designate each Participant for the Performance Period, (iii) select from the list of Performance Goals set forth in this Section 2.2, the Performance Goal or Goals to be applicable to the Performance Period, (iv) establish specific performance targets related to such Performance Goals and (v) establish Target Awards for each Participant.

        (b)    The Performance Goals from which the Committee shall establish performance targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: OIBDA, OIBDA Without Intercompany Eliminations, Operating Income, Free Cash Flow, Net Earnings, Net Earnings from Continuing Operations, Earnings Per Share, Revenue, Net Revenue, operating revenue, total shareholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured in terms of performance relative to selected peer companies or a market index.

Section 2.3    Limitation on Awards.

        The aggregate amount of all Awards granted under the Plan to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8), but in no event shall such amount exceed $51.2 million.

Section 2.4    Determination of Award.

        The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the performance targets have been achieved in the manner required by Section 162(m). If the performance targets have been achieved, the Awards for such

Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason.

Section 2.5    Payment of Award.

        Subject to Section 2.6, such Awards may be paid, in whole or in part, in cash, in the form of grants of stock-based awards issued under the Equity Plan, or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, may impose. Such Awards shall be paid as promptly as practicable after the Committee certifies the applicable performance targets have been achieved (and in any event by the 15th day of the third calendar month following the end of the calendar year in which the last day of the applicable Performance Period occurs). If the Committee determines that an Award shall be paid in the form of a stock-based award issued under the Equity Plan, then for purposes of determining the number of shares of Class B Common Stock subject to an Award, the Class B Common Stock shall be valued based on its Fair Market Value on the date such stock-based awards are granted. Where Awards are paid in property other than cash and Class B Common Stock, the value of such Awards, for purposes of the Plan, shall be determined by reference to the fair market value of the property on the date the Committee grants the award of such property. Notwithstanding anything in this Section 2.5 to the contrary, the Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 2.6    Employment Requirement.

        To be eligible to receive an Award, the Participant must have remained in the continuous employ of the Company or a Subsidiary during the Performance Period applicable to the Participant. If the Company or any Subsidiary terminates a Participant's employment other than for "cause", a Participant terminates his employment for "good reason" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall receive, unless his or her employment agreement provides otherwise, a pro rata portion of the amount of any Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

ARTICLE III
ADJUSTMENT OF AWARDS

        In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event or any other extraordinary event occurs, or any other event or circumstance occurs which has the effect, as determined by the Committee in its sole and absolute discretion, of distorting the applicable Performance Goals, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of the applicable performance targets based on the Performance Goals, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.1    No Rights to Awards or Continued Employment.

        No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

Section 4.2    Restriction on Transfer.

        The rights of a Participant to receive Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

Section 4.3    Withholding.

        The Company, or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

Section 4.4    No Restriction on Right of Company to Effect Changes.

        The Plan shall not affect in any way the right or power of the Company or its stockholders or a Subsidiary to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a Subsidiary thereof or any other event or series of events, whether of a similar character or otherwise, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

Section 4.5    Source of Payments.

        The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 4.6    Section 409A.

        If any provision of the Plan or any Award contravenes any regulations or Treasury guidance promulgated under Section 409A or could cause a Participant to be subject to the interest and penalties under Section 409A, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Section 4.7    Amendment and Termination.

        The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such alteration, amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or prudent (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that a Participant is not subject to interest and penalties under Section 409A with respect to any Award.

Section 4.8    Governmental Regulations.

        The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4.9    Headings.

        The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.10    Governing Law.

        The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 4.11    Effective Date.

        The Plan became effective as of January 1, 2006; provided, however, that it shall be a condition to the effectiveness of the Plan that the stockholders of the Company approve the Plan at the first Annual Meeting of Stockholders held more than 12 months after the effective date of the Company's registration statement under the Securities Exchange Act of 1934, as amended, relating to the Class B Common Stock. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.